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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement on Form S-3 of the U.S. Office Products Company of our report dated February 2 , 1996 with respect to the balance sheets of School Specialty, Inc. as of December 31, 1995 and 1994 the related statements of operations, changes in shareholders' deficit and cash flows for the years then ended, which report appears in the Form 8-K of U.S. Office Products Company dated March 7, 1996. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

                                          /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
August 15, 1996